Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-1

APEX Global Solutions Ltd

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Class A Ordinary Shares, no par value, by the Company	(1)	457(o)	2,875,000	$4.00	$11,500,000.00	0.0001381	$1,588.15
Fees to be Paid	Equity	Class A Ordinary Shares, no par value, by the Selling Shareholder	(2)	457(o)	1,250,000	$4.00	$5,000,000.00	0.0001381	$690.50

Total Offering Amounts:							$16,500,000.00		2,278.65
Total Fees Previously Paid:									0.00
Total Fee Offsets:									1,408.52
Net Fee Due:									$870.13

__________________________________________
Offering Note(s)

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

Pursuant to Rule 416 under the Securities Act of 1933, as amended, the securities being registered hereunder include such indeterminate number of additional Class A Ordinary Shares as may be issued after the date hereof as a result of share splits, share dividends or similar transactions.

Includes Class A Ordinary Shares that may be purchased by the underwriters pursuant to their over-allotment option.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

Pursuant to Rule 416 under the Securities Act of 1933, as amended, the securities being registered hereunder include such indeterminate number of additional Class A Ordinary Shares as may be issued after the date hereof as a result of share splits, share dividends or similar transactions.

Includes Class A Ordinary Shares registered for sale on this registration statement by the Selling Shareholder named in this registration statement.

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)
Rule 457(p)
Fee Offset Claims	APEX Global Solutions Limited	(1)	F-1	333-289708	08/19/2025		$1,408.52	Equity	Class A Ordinary Shares, no par value	1,725,000	$9,200,000.00	$
Fee Offset Sources	APEX Global Solutions Limited		F-1	333-289708		08/19/2025							1,408.52

__________________________________________
Rule 457(p) Statement of Withdrawal, Termination, or Completion:

(1)	We previously registered up to $9,200,000 of Class A Ordinary Shares by means of Registration Statement on Form F-1 (File No. 333-289708), as amended, initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 19, 2025 and declared effective by the SEC on September 29, 2025 (“Prior Registration Statement”), and the Prior Registration Statement was withdrawn on February 25, 2026. In connection with the filing of the Prior Registration Statement, we made a contemporaneous fee payment in the amount of $1,408.52. No securities have been sold by us under the Prior Registration Statement. Pursuant to Rule 457(p) under the Securities Act, a registration fee credit of $1,408.52, the amount of the fee attributable to our unsold securities pursuant to the Prior Registration Statement, is available to offset against the current registration fee for this offering.